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                                                                   EXHIBIT 1.1.1


                              EQUITY FOCUS TRUSTS,
                    GLOBAL RESEARCH SELECTIONS, SERIES 2000-A


                            REFERENCE TRUST INDENTURE

                           Dated as of March 14, 2000


                  This Trust Indenture between Salomon Smith Barney Inc., as Sponsor, and The Chase Manhattan Bank, as Trustee (the "Indenture") sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Equity Focus Trusts, Standard Terms and Conditions of Trust for Series formed on or subsequent to March 14, 2000" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:


                  In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST


                  Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument

                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST


                  The following special terms and conditions are hereby agreed to:
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         (a) The Securities (including Contract Securities) deposited hereunder are those listed in the Prospectus under Portfolio relating to the Global Research Selections, Series 2000-A.

         (b) SECTION 2.02 is hereby amended by adding the following sentence as the second sentence of SECTION 2.02: "Effective as of the Evaluation Time on March 15, 2000, in the event that the aggregate value of Securities in the Trust has increased since the evaluation on March 14, 2000, the Trustee shall issue such number of additional Units to the Holder of outstanding Units as of the close of business on March 14, 2000, that the price per Unit computed as of the Evaluation Time on March 15, 2000, plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, including the additional Units issued pursuant to this sentence); in the event that the aggregate value of Securities in the Trust Fund has decreased since the evaluation on March 14, 2000, there will be a reverse split of the outstanding Units, and said Holder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on March 15, 2000 plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence)."


         (c) For purposes of SECTION 7.03 the amount per year as compensation for the Sponsor is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Sponsor's Annual Fee.

         (d) For purposes of SECTION 8.05, the amount per year specified as compensation for the Trustee is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Trustee's Annual Fee.

         (e) For purposes of SECTION 9.01, the Termination Date shall be the dates specified in the Prospectus under Mandatory Termination of Trust in the Summary of Essential Information.

         This Indenture shall be deemed effective when executed and delivered by the Sponsor and the Trustee.


                                      -2-
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          IN WITNESS WHEREOF, the parties hereto have caused this Trust
 Indenture to be duly executed.


                         SALOMON SMITH BARNEY INC.
                              Sponsor


                         By: /s/ Kevin Kopczynski
                             ------------------------------
                             Title: Senior Vice President




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                         THE CHASE MANHATTAN BANK, Trustee


                         By: /s/ Lionel Cottino
                             ------------------------------
                             Title: Second Vice President



SEAL

ATTEST:


By: /s/ Rachelle Cohen
    ------------------------------
        Rachelle Cohen